Exhibit 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Tianhe Union Holdings Limited (the “Company”) for the year ending September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Yang Jie, Chief Executive Officer of the Company, and Huijie Gao, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Yang Jie
Name: Yang Jie
Title: Chief Executive Officer
(Principal Executive Officer)
Date: January 13, 2016

/s/ Huijie Gao
Name: Huijie Gao
Title: Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)
Date: January 13, 2016